As filed with the Securities and Exchange Commission on June 15, 2021

No. 333-254729

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-4

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

TAILWIND ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1288435
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1545 Courtney Avenue

Los Angeles, CA

Telephone: (646) 432-0610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Hollod

Chief Executive Officer

1545 Courtney Avenue

Los Angeles, CA 90046

Telephone: (646) 432-0610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler, Esq.	Daniel R. Kahan. Esq.
Peter S. Seligson, Esq.	Michael S. Hamilton, Esq.
Aaron M. Schleicher, Esq.	King & Spalding LLP
Kirkland & Ellis LLP	1650 Tysons Boulevard, Suite 400
601 Lexington Avenue	McLean, VA 22102
New York, New York 10022	Tel: (703) 245-1000
Tel: (212) 446-4800	Fax: (703) 245-9900
Fax: (212) 446-4900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective and on completion of the business combination described in the enclosed proxy statement/ prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, please place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.0001 per share	85,500,000	$10.18	$870,390,000	$94,959.55(4)
(1)	Represents the estimated maximum number of shares of the registrant’s Class A common stock to be issued by the registrant to security holders of QOMPLX, Inc. in connection with the transactions described herein. This estimate is based on the sum of (a) approximately 84,000,000 shares of the registrant’s Class A common stock issuable on the consummation of the Business Combination in respect of shares of QOMPLX, Inc. that are outstanding immediately prior to the Business Combination and (b) approximately 1,500,000 shares of the registrant’s Class A common stock that may be issued in respect of certain outstanding vested options to purchase capital stock of QOMPLX, Inc., as described herein.
(2)	Estimated solely for the purpose of calculating the registration fee, based on $10.18, the average of the high and low sales prices of the registrant’s Class A common stock on March 19, 2021 (a date within five (5) business days prior to the date of this registration statement). This calculation is in accordance with Rule 457(c) and Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tailwind Acquisition Corp. is filing this Amendment No. 3 to its Registration Statement on Form S-4 (File No. 333-254729) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

Exhibit	Description
2.1 †	Business Combination Agreement, dated as of March 1, 2021, by and among Tailwind Acquisition Corp, Compass Merger Sub, Inc., QOMPLX, Inc. and Rationem, LLC (included as Annex A to the proxy statement/prospectus).
2.2 ***	Agreement and Plan of Merger, dated February 22, 2021, by and among QOMPLX, Sunrise Acquisition, Inc., Sentar and Sunrise REP Fund, LLC.
2.3 ***	Sale and Purchase Agreement, dated February 23, 2021, by and among QOMPLX Limited, QOMPLX, Tyche, Marriot Sinclair LLP, Reynolds Porter Chamberlain LLP and certain other parties thereto.
3.1	Amended and Restated Certificate of Incorporation of Tailwind (incorporated by reference to Exhibit 3.1 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.2	Amended and Restated Bylaws of Tailwind (incorporated by reference to Exhibit 3.2 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.3	Form of Amended and Restated Certificate of Incorporation of New QOMPLX (included as Annex B to the proxy statement/prospectus).
3.4	Form of Amended and Restated Bylaws of New QOMPLX (included as Annex C to the proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.4	Warrant Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
5.1***	Opinion of Kirkland & Ellis LLP.
8.1*	Tax opinion of Kirkland & Ellis LLP.
10.1	Private Placement Warrants Purchase Agreement, dated as of September 3, 2020, by and between Tailwind and Tailwind Sponsor (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.2	Investment Management Trust Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.3	Registration and Stockholder Rights Agreement, dated as of September 9, 2020, by and between Tailwind and Tailwind Sponsor (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.4	Letter Agreement, dated as of September 3, 2020, among Tailwind, the Sponsor and Tailwind’s officers and directors (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.5	Administrative Services Agreement, dated as of September 9, 2020, by and between Tailwind and the Sponsor (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
10.6	Sponsor Letter Agreement, dated as of March 1, 2021, by and among Tailwind, Sponsor, QOMPLX and certain other persons party thereto (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).

Exhibit	Description
10.7	Investor Rights Agreement, dated as of March 1, 2021, by and among Tailwind, Sponsor and certain other persons party thereto (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.9	Form of Subscription Agreement (Cannae) (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.10	Bridge Financing Agreement, dated as of March 1, 2021, by and among QOMPLX, Tailwind and certain other persons party thereto (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.11	Form of Transaction Support Agreement (incorporated by reference to Exhibit 10.6 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
21.1***	List of Subsidiaries of Tailwind.
23.1***	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for Tailwind.
23.2***	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm for QOMPLX.
23.3***	Consent of Grant Thornton LLP, Independent Certified Public Accounts for Tyche.
23.4***	Consent of Grant Thornton LLP, Independent Certified Public Accounts for Sentar.
23.5***	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).
23.6*	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1 hereto).
24.1***	Powers of Attorney (included as part of signature page to previously filed registration statement).
99.1***	Form of Proxy Card for Tailwind’s Special Meeting in Lieu of the 2021 Annual Meeting.
99.2***	Consent of Jason Crabtree as Director Nominee.
99.3***	Consent of Andrew Sellers as Director Nominee
99.4***	Consent of Christopher C. Krebs as Director Nominee
99.5***	Consent of William P. Foley II as Director Nominee
99.6***	Consent of Lisa Crutchfield as Director Nominee
99.7***	Consent of Anne Schultze Edwards as Director Nominee
99.8***	Consent of Steven Guggenheimer as Director Nominee
101.INS***	XBRL Instance Document
101.SCH***	XBRL Taxonomy Extension Schema Document
101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB***	XBRL Taxonomy Extension Label Linkbase Document
101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
***	Previously filed.
†	Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2021.

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
*	Chairman of the Board of Directors	June 15, 2021
Philip Krim
*	Chief Executive Officer and Director	June 15, 2021
Chris Hollod	(Principal Executive Officer)

/s/ Matt Eby	Chief Financial Officer and Director	June 15, 2021
Matt Eby	(Principal Financial and Accounting Officer)

*	Director	June 15, 2021
Alan Sheriff

*	Director	June 15, 2021
Wisdom Lu

*	Director	June 15, 2021
Neha Parikh

*	Director	June 15, 2021
Will Quist

By:	* /s/ Matt Eby
Matt Eby
Attorney-in-fact

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